Exhibit 99.1

Applied Nanotech Holdings, Inc. (OTCQB: APNT) and Nanofilm, Ltd.

Previously Announced Plan to Merge Will Result in Continued Publicly-Traded Company

Austin, Texas and Valley View, Ohio - November 7, 2013 - Applied Nanotech Holdings, Inc. (OTCQB:APNT), a global leader in nanotechnology research and development, and Nanofilm, Ltd., (“Nanofilm”) a private company with a leading market position for specialty optical coatings, cleaners and nano-composite products, jointly announced in an October 31, 2013 press release that they signed a Letter of Intent (“LOI”) to combine through a stock swap transaction. The combination of the companies is expected to be a reverse merger whereby Nanofilm owners are expected to own 62% of the new combined company. The new combined company plans to remain a publicly traded company and change its name to PEN Inc.

The closing of the proposed merger is conditioned upon APNT and Nanofilm obtaining working capital financing; completion of due diligence; signing of a definitive merger agreement containing customary representations, warranties, and closing conditions; SEC approval of APNT’s proxy statement; approval by the respective boards of directors; approval by the shareholders of APNT; and approval by the owners of Nanofilm.

About APNT (OTCQB: APNT)

Applied Nanotech Holdings, Inc. (APNT) is an Austin, Texas-based global leader in nanotechnology research and development and has ongoing research programs and license agreements with product innovators around the world. For information about Applied Nanotech Holdings, Inc., please visit www.appliednanotech.net.

About Nanofilm, Ltd.

Nanofilm, Ltd. is a Valley View, Ohio private company that develops nano-layer coatings, nano-based cleaners, and nano-composite products. Nanofilm’s primary commercial products center around its unique eyecare glass cleaning and de-fogging products; other products include precision mold release treatments, stay-clean surface treatments for ceramic insulators, and scuff-resistant treatments for commercial dinnerware. For information about Nanofilm, please visit www.nanofilmtechnology.com.

DISCLOSURE NOTICE: The information contained in this release is as of November 7, 2013. APNT and Nanofilm assume no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information that involves substantial risks and uncertainties about the proposed merger of APNT and Nanofilm and their expectations regarding expansion and product development. Such risks and uncertainties include, among other things, the uncertainty regarding the completion of due diligence, completion of working capital financing, entry into a definitive merger agreement, approval by the respective board of directors, shareholders and owners of APNT and Nanofilm, and market acceptance of products using their technologies.

A further description of risks and uncertainties regarding APNT’s business can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its reports on Form 10-Q and Form 8-K.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the merger of APNT and Nanofilm discussed in this press release, APNT will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF APNT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting our Investor Relations Department, 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758 (Telephone: (512) 339-5020). In addition, documents we filed with the SEC are available free of charge at the SEC’s web site at http://www.sec.gov and at our website www.appliednanotech.net under “Investor Information - SEC Filings.”

APNT and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger of APNT and Nanofilm. Information regarding our directors and executive officers is available in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 1, 2013, and the proxy statement and other relevant materials to be filed with the SEC in connection with these matters. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contact Information:

Lynn Lilly

Director of Communication

Nanofilm, Ltd.

llilly@nanofilmtechnology.com

(216) 447 – 1199 ext. 119